Exhibit 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 No. 033-62697 and Form S-3 No. 333-07659) of Candie's, Inc and in the related prospectuses and the Registration Statements(Form S-8 No. 333-27655 and Form S-8 No. 333-49178 ) of our reports dated April 19, 2001, relating to the consolidated financial statements and schedule of Candie's, Inc. included in the Candie's Form 10-K for the year ended January 31, 2001.


                                              /s/ BDO Seidman, LLP
                                              -------------------------

New York, New York
April 27, 2001